Exhibit 99.1

Sorrento Therapeutics Announces Reverse Split of Common Stock

San Diego, CA – August 1, 2013 – Sorrento Therapeutics, Inc. (OTCQB: SRNE; Sorrento) announced today that it has filed a Certificate of Amendment to its Restated Certificate of Incorporation to effect a 1-for-25 reverse stock split of its common stock, effective on July 30, 2013. The proposal to effect a reverse stock split was approved by the Company’s stockholders at its Special Meeting of Stockholders held on April 26, 2013, and the specific 1-for-25 ratio was subsequently approved by the Company’s Board of Directors.

At the effective time of the reverse stock split, every twenty five shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options or warrants outstanding immediately prior to the effectiveness of the reverse stock split. No fractional shares will be issued as a result of the reverse stock split. The Company’s common stock will begin trading on the OTC QB on a split-adjusted basis when the market opens on Thursday, August 1, 2013. The new CUSIP number for the Company’s common stock following the reverse stock split is 83587F 202.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 336.4 million to approximately 13.5 million.

The Company has submitted a listing application to the The NASDAQ Capital Market. The Company’s ability to become listed on The NASDAQ Capital Market is subject to, among other items, maintaining a minimum market price for its common stock for a sufficient period of time as determined by the exchange.

“We believe the reverse stock split is the next step to obtaining a listing on a national securities exchange, and an uplisting would increase the attractiveness of Sorrento’s common stock among institutional and retail investors focused on national exchange listed securities,” said Henry Ji, President and CEO.

Computershare Trust Company, N.A. is acting as exchange agent and transfer agent for the reverse stock split. Computershare will provide instructions to stockholders regarding the process for exchanging their pre-split stock certificates for post-split stock certificates. Additional information regarding the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2013.

About Sorrento Therapeutics, Inc.

Sorrento Therapeutics, Inc. is a publicly-traded, development-stage biopharmaceutical company engaged in the discovery, acquisition, development and commercialization of proprietary drug therapeutics for addressing significant unmet medical needs in the Unites States, Europe and additional international markets. Sorrento Therapeutics’ primary therapeutic focus is oncology but it is also developing therapeutic products for other indications, including inflammation, metabolic, and infectious diseases. Sorrento Therapeutics’ proprietary G-MAB® fully-human antibody library platform was designed to facilitate the rapid identification and isolation of highly specific antibody therapeutic product candidates that bind to disease targets appropriate for antibody therapy.

More information is available at www.sorrentotherapeutics.com

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those projected. Words such as “assumes,” “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements include statements about the clinical trial results from third parties, and the preclinical and clinical development of Sorrento’s human antibody therapeutics. All such forward-looking statements are based on Sorrento’s current beliefs and expectations, and should not be regarded as a representation by Sorrento that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Sorrento’s businesses; the scope and validity of patent protection for Sorrento’s platform technologies, and the risk that the development or commercialization of product candidates may infringe the intellectual property rights of others; the potential that Sorrento may require substantial additional funding in order to obtain regulatory approval for and commercialize Sorrento Therapeutics’ proprietary G-MAB® fully-human antibody library platform technologies or product candidates; and additional risks set forth in Sorrento Therapeutics’ filings with the Securities and Exchange Commission. These forward-looking statements represent Sorrento Therapeutics’ judgment as of the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and STI undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contact:

Mr. Jaisim Shah

Chief Business Officer

Sorrento Therapeutics, Inc.

jshah@sorrentotherapeutics.com

T: + 1 (650) 996-2367